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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                                  JUNE 25, 2001

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        COMMISSION FILE NUMBER: 0-4829-03

                                      NABI

             (Exact name of registrant as specified in its charter)

             Delaware                                   59-1212264
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


           5800 Park of Commerce Boulevard N.W., Boca Raton, FL 33487 (Address of principal executive offices, including zip code)


                                 (561) 989-5800
              (Registrant's telephone number, including area code)





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ITEM 5. OTHER EVENTS

On June 25, 2001, we signed a definitive agreement to sell the operating assets of a majority of our antibody collection business to CSL Limited ("CSL"). The agreement covers 47 of our total 56 antibody collection centers and the majority of our testing laboratory. In return, we will receive a cash payment of $152 million from CSL subject to closing adjustments. We will retain accounts receivable and accounts payable at the closing date and retain certain inventory that will be used in the production of our biopharmaceutical products.

The funds received from this sale will be used to repay our bank debt while providing resources for advancing our product pipeline and for the further growth of our biopharmaceutical business. By retaining nine antibody collection centers, we expect to be able to generate sufficient raw materials for the manufacture of our own antibody-based biopharmaceutical products in our Boca Raton, Florida biopharmaceutical manufacturing facility.

The transaction is subject to customary closing conditions and is expected to close by the end of the third quarter of 2001. The transaction is not subject to a financing contingency. In addition, CSL has agreed to offer employment to virtually all of the employees of the transferred operations.

Certain of the statements set forth above that are not historical facts are forward-looking statements that reflect Nabi's current expectations regarding future events. While these statements reflect our best current judgment, they are subject to risks and uncertainties. Actual events may differ significantly due to the impact on Nabi of current antibody collection industry supply and demand factors. This is more fully discussed in our most recent Form 10-K filed with the Securities and Exchange Commission.







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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Nabi (Registrant)




Date: July 10, 2001                    By: /s/ Mark L. Smith
                                           -------------------------------------
                                       Mark L. Smith
                                       Senior Vice President, Finance and
                                       Chief Financial Officer








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